As filed with the Securities and Exchange Commission on October 22, 2019

Registration No. 333-233989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2956775
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

201 Mission Street, Suite 2375
San Francisco, California
94105 (415) 371-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
201 Mission Street, Suite 2375
San Francisco, California 94105

(415) 371-8300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Donald C. Reinke, Esq.
Reed Smith LLP
1510 Page Mill Road, Suite 110

Palo Alto, California 94304

(650) 352-0500

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	167,619	$0.73	$122,361.87	$15.88
Common Stock, par value $0.0001 per share, issuable upon exercise of certain Warrants	2,827,000	$0.73	$2,063,710.00	$267.87
Common Stock, par value $0.0001 per share, issuable upon the conversion of Series B-1 Convertible Preferred Stock	630,063	$0.73	$459,945.99	$59.70
Total	3,624,682		$2,646,017.86	$343.45

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)          Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based on the average of the high and low prices reported for the shares of common stock as reported on the NASDAQ Capital Market on October 17, 2019.

(3)          Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED OCTOBER 22, 2019

JAGUAR HEALTH, INC.

Up to 3,624,682 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) are offering on a resale basis from time to time an aggregate of up to 3,624,682 shares of voting common stock, par value $0.0001 per share (the “Common Stock), of Jaguar Health, Inc. (“Jaguar,” “we,” “our” or the “Company”), a Delaware corporation.  Of these shares (i) 167,619 shares are outstanding, (ii) 2,827,000 are shares of Common Stock issuable upon exercise of certain warrants, and (iii) 630,063 shares of Common Stock issuable upon conversion of 63 shares of the Company’s Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”) issued pursuant to a warrant exercise agreement by and among the Company and a Selling Stockholder named herein, dated October 2, 2019 (the “Warrant Exercise Agreement”). We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. We will, however, receive the net proceeds of any warrants exercised for cash.

The Selling Stockholders or their pledgees, assignees or successors in interest may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 15. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission.

Our common stock is listed on the NASDAQ Capital Market, under the symbol “JAGX.” On October 17, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $0.73 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2019.

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (‘‘Napo’’), focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is a first-in-class anti-secretory agent, approved by the U.S. Food and Drug Administration (“FDA”) for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and, until May 13, 2015, Jaguar was a majority-owned subsidiary of Napo. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health’s name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product, lechlemer. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

We believe Jaguar is poised to realize a number of synergistic, value adding benefits—and an expanded pipeline of potential blockbuster human follow-on indications of crofelemer, and a second- generation anti-secretory agent—upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at two FDA-inspected and approved locations, including a recently developed, multimillion-dollar commercial manufacturing facility. Additionally, several of the drug product candidates in Jaguar’s Mytesi pipeline are backed by strong Phase 2 evidence from completed Phase 2 trials.

Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple gastrointestinal disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea (CTD); orphan-drug indications for infants and children with congenital diarrheal disorders (CDDs) and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation proprietary anti-secretory agent, lechlemer, is in development for cholera. Mytesi has received orphan-drug designation for SBS.

Description of the Issuance of Shares of Common Stock, Warrants to Purchase Common Stock, and Shares of Series B-1 Preferred Stock

Private Placement of Warrants in Connection with Standby Letter of Credit

On August 28, 2018, the Company entered into an office lease extension agreement (the ‘‘Lease’’) with CA-Mission Street Limited Partnership (‘‘Landlord’’) for approximately 6,311 square feet of office space in San Francisco, CA. The term of the Lease began on September 1, 2018 and will expire on September 30, 2020, unless earlier terminated in accordance therewith. The monthly base rent under the Lease is as follows: $38,392 for the first twelve months, $39,544 for the subsequent twelve months, and $40,730 for the final month. The Company will also pay an additional monthly amount for the Company’s proportionate share of the building’s operating charges. Pacific Capital Management LLC (the ‘‘LOC Facilitator’’) caused its financial institution to provide a standby letter of credit (‘‘Letter of Credit’’) in the amount of $475,000, on behalf of the Company, to the Landlord as collateral for the full performance by the Company of all of its obligations under the Lease. Such Letter of Credit was issued pursuant to the terms of the Landlord Letter of Credit & Warrant Issuance Agreement, dated August 28, 2018, by and between the Company and the LOC Facilitator (“LOC Agreement”).

Pursuant to the terms of the LOC Agreement, the Company was required to cause LOC Facilitator’s exposure under the Letter of Credit to be reduced by $122,000 (the “Reduced Exposure Obligation”). The Company issued a letter of credit in the amount of $122,000 in favor of Jonathan Glaser, managing member of LOC Facilitator (the “LOC Beneficiary”), pursuant to the terms of the Irrevocable Standby Letter of Credit No. LC22120-602, dated December 13, 2018, signed by Western Alliance Bank (the “LOC Beneficiary Letter of Credit”), in order to satisfy the Reduced Exposure Obligation.

On March 29, 2019, the Company and LOC Beneficiary entered into a letter of credit cancellation and warrant issuance agreement (“LOC Cancellation and Warrant Issuance Agreement”) pursuant to which the LOC Beneficiary agreed to cancel the LOC Beneficiary Letter of Credit and terminate the Company’s Reduced Exposure Obligation in consideration for the Company’s issuance of a 5-year warrant (the “LOC Warrant”) to purchase shares of Common Stock in an amount equal to 75% of the principal amount of the Reduced Exposure Obligation divided by $2.00, at an exercise price of $2.00 per share. Under the LOC Cancellation and Warrant Issuance Agreement, we agreed to register on one or more registration statements the resale of the shares issuable upon conversion of the LOC Warrant.

Private Placement of Warrants in Connection with 2019 Bridge Financing

On March 18, 2019, the Company began entering into securities purchase agreements (each, a “Securities Purchase Agreement”) with selected accredited investors (the “Investors” and each, an “Investor”) pursuant to which the Company sold promissory notes (“Bridge Notes”) to such Investors. The initial offering closed on March 18, 2019, and $5,050,000.00 aggregate principal amount of Bridge Notes were issued in offerings and the proceeds from such offerings were paid to the Company. In July 2019, all of the 2019 Bridge Notes with a principal balance of $5,050,000 had been fully paid-off.

At the time of entering into a Securities Purchase Agreement, an Investor elected to purchase either a Bridge Note that is subject to a mandatory exchange provision (each a “125% Coverage Note”) or a Bridge Note that is not subject to a mandatory exchange provision but is otherwise substantially the same as the 125% Coverage Note (each, a “75% Coverage Note”). The mandatory exchange provision in the 125% Coverage Notes provides that, at the Company’s option upon the consummation of an underwritten public offering by the Company on or before the Maturity Date (the “Public Offering”) of Common Stock, the principal amount of the 125% Coverage Notes plus any unaccrued interest thereon will be mandatorily exchanged into shares of Common Stock (the “Exchange Shares”) at a price equal to $2.00 per share, which represents the per share price at which the Company issued Common Stock in the Public Offering, subject to adjustment for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The 125% Coverage Notes were exchanged and terminated in connection with the Public Offering.

As an inducement to enter into a Securities Purchase Agreement, (i) each holder of 75% Coverage Notes received a 5-year warrant (the “75% Coverage Warrant”) to purchase shares of Common Stock (the “Bridge Warrant Shares”) in an amount equal to 75% of the principal amount of such holder’s 75% Coverage Note divided by $2.00 and (ii) each holder of 125% Coverage Notes received a 5-year warrant (the “125% Coverage Warrant” and, together with the 75% Coverage Warrant, the “Bridge Warrants”) to purchase Bridge Warrant Shares in an amount equal to 125% of the principal amount of such holder’s 125% Coverage Note divided by $2.00 (the “Bridge Warrants” and, together with the “LOC Warrant”, the “Warrants”).

In connection with the Securities Purchase Agreement, we also entered into registration rights agreements with the Investors pursuant to which we agreed to register on one or more registration statements the resale of the shares issuable upon conversion of the Bridge Warrants.

Private Placements of Shares of Common Stock

In December 2017, pursuant to share purchase agreements dated December 27, 2017, we issued 3,819 shares of our Common Stock to certain investors, including 952 shares of our Common Stock to Donald C. Reinke, in reliance on Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended, or the Securities Act, for gross proceeds of $401,000. We used net proceeds from the offering for commercialization activities relating to the launch of Mytesi, our FDA-approved human health product, and general corporate purposes.

On October 8, 2019, the Company entered into the China Life Science Advisory Agreement (the “Advisory Agreement”) with Angel Pond Capital LLC (“Angel Pond”) pursuant to which Angel Pond will advise the Company on potential licensing agreements and collaborations for Mytesi in China for a term of four months. The Company issued Angel Pond 166,667 shares of Common Stock as an upfront fee for such advisory services and agreed to file a registration statement to register the resale of such shares within 30 days thereof.

Private Placement of Shares of Series B-1 Preferred Stock

On July 23, 2019, the Company consummated a registered public offering of (i) 2,886,500 shares of the Company’s Common Stock, par value $0.0001 per share, 10,787 shares of Series B Convertible Preferred Stock, with a stated value of $1,000 (“Series B Preferred Stock”), (iii) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the earlier of (A) five (5) years from the date of issuance and (B) 30 calendar days following the public announcement of Positive Interim Results (as defined in Registration Statement on Form S-1 (File No. 333-231399) and an additional registration statement filed pursuant to Rule 462(b) of the Securities Act) related to the diarrhea results from the HALT-D investigator initiated trial if and only if in those 30 calendar days (x) the volume weighted average price of Common Stock (“VWAP”) exceeds 115% of the exercise price of such warrant for any 20 consecutive trading days (the “Measurement Period”) and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 1 warrants”) and (iv) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the first date on the earlier of (A) five (5) years from the date of issuance and (B) thirty (30) calendar days following the public announcement by the Company that a pivotal phase 3 clinical trial using crofelemer (Mytesi, or the same or similar product with a different name) for the treatment of cancer therapy related diarrhea in humans has not met its primary endpoint in accordance with the protocol if and only if in those 30 calendar days (x) the VWAP exceeds 150% of the exercise price of such warrant for the Measurement Period after such public announcement and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day. On September 24, 2019, the Company reduced the exercise price of the Series 1 warrants from $2.00 per share to $1.40 per share by notifying American Stock Transfer & Trust Company, LLC (“AST”) pursuant to the terms of the Warrant Agency Agreement, dated as of May 6, 2019, by and between the Company and AST.

On October 2, 2019 (the “Signing Date”), the Company entered into the Warrant Exercise Agreement with Ionic Ventures, LLC (“Ionic”), the sole remaining holder of the Series B Preferred Stock (the “Exercise Agreement”).  Pursuant to the Exercise Agreement, Ionic exercised all of its Series 1 warrants for 1,250,000 shares of Common Stock (“Series 1 Warrant Shares”) in accordance with the existing terms of the Series 1 warrants, in exchange for the Company’s issuance to Ionic of 63 shares (the “Series B-1 Preferred Shares”) of the Company’s Series B-1 Preferred Stock, with a stated value of $12,201 (the “Series B-1 Preferred Stock”).  As a result of Ionic’s warrant exercise, the Company received aggregate gross proceeds of $1,750,000.

Under the Exercise Agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Shares (the “Conversion Shares”).   The Company is required to file a registration statement for the resale of such Conversion Shares within 15 calendar days following the Signing Date and to use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days following the filing of such registration statement.

Recent Developments

Reverse Stock Split and Decrease in Authorized Shares

On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the reverse split.

Departure of Chief Financial Officer

On August 9, 2019, Ms. Karen S. Wright notified the Company of her decision to resign as Chief Financial Officer and Treasurer of the Company, effective immediately.

Appointment of Chief Accounting Officer

On August 13, 2019, the Company’s Board of Directors (the “Board”) appointed Carol R. Lizak, age 55, as the Company’s Chief Accounting Officer, effective immediately.  Ms. Lizak, who currently serves as Vice President of Finance and Corporate Controller of the Company, will assume the duties of the Company’s principal financial officer and principal accounting officer.  Ms. Lizak joined the Company in May 2019 as Vice President of Finance and Corporate Controller.  Prior to joining the Company, Ms. Lizak served as Senior Director and Corporate Controller of Zosano Pharma Corporation from November 2017 to January 2019, as Controller of Quantum Secure, Inc. from July 2016 to August 2017, and as Executive Director, Corporate Controller of Alexza Pharmaceuticals, Inc. from September 2014 to July 2016.  Prior thereto, she spent nine years as Corporate Controller of a subsidiary of HID Global Corporation.  There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Lizak.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol ‘‘JAGX.’’

Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or M symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

THE OFFERING

Common stock to be offered by the Selling Stockholders	Up to 3,624,682 shares

Shares of Common Stock outstanding before this offering	10,890,507 shares, as of October 15, 2019

Shares of Common Stock outstanding after this offering (assuming (i) full exercise of the warrants that are exercisable for shares of Common Stock offered hereby and (ii) conversion of all shares of Series B-1 Preferred Stock into shares of Common Stock)	14,514,237

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. See ‘‘Use of Proceeds’’ in this prospectus.

Risk Factors	This investment involves a high degree of risk. See ‘‘Risk Factors’’ for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market symbol	‘‘JAGX’’.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

SELECTED FINANCIAL DATA

The following net loss per share, basic and diluted, has been derived from the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, which are incorporated by reference in this prospectus, except that the net loss per share, basic and diluted, for the six months ended June 30, 2019 and 2018 and the year ended December 31, 2018 and 2017 have been revised to reflect the 1-for-70 reverse stock split of our issued and outstanding shares of Common Stock effective on June 7, 2019, as shown below.

The historical financial information set forth below may not be indicative of our future performance and should be read together with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our historical financial statements and notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and that also are incorporated herein by reference.

	Year Ended December 31,	Year Ended December 31,	Six Months Ended June 30,
	2018	2017	2019	2018
Net loss per share, basic and diluted	$(153.27)	$(531.06)	$(31.22)	$(100.33)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘aim,’’ ‘‘anticipate,’’ ‘‘could,’’ ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential’’ or ‘‘continue’’ or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the ‘‘Risk Factors’’ incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholders will receive all of the proceeds from this offering.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholders and our independent registered public accountants.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2019 by:

•       each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•       each of our directors;

•       each of our executive officers; and

•       all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants or RSUs that are currently exercisable or vested, or exercisable or subject to vesting within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options, warrants, or RSUs for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose, including for purposes of Section 13(d) and Section 13(g) of the Securities Act.

Applicable percentage ownership is based on 10,890,507 shares of common stock outstanding as of October 15, 2019. The total shares of common stock outstanding may be adjusted for the purpose of calculating the percentage ownership of a person that has options, warrants or RSUs that are currently exercisable or vested, or exercisable or subject to vesting within 60 days of the date of this prospectus but not for the purpose of recalculating the percentage ownership of any other person.

Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California 94105.

Name and Address of Beneficial Owner	Beneficially Owned
5% Stockholders
Ionic Ventures, LLC(1)	1,087,140	9.98%
Bryan Ezralow (2)	1,277,123	11.73%
James J. Bochnowski(3)	791,891	7.28%
Jonathan M. Glaser (4)	620,738	5.70%
Sagard Capital Partners, L.P.(5)	661,065	5.60%
Executive Officers and Directors
Lisa A. Conte(6)	182,261	1.66%
Steven R. King, Ph.D.(7)	48,376	—*
Carol Lizak(8)	12,304	—*
Jonathan S. Wolin(9)	46,476	—*
James J. Bochnowski(10)	791,891	7.28%
Jeffery C. Johnson(11)	16,900	—*
John Micek III(12)	17,688	—*
Jiahao Qiu(13)	143	—*
Jonathan B. Siegel(14)	101,454	—*
Greg Divis(15)	16,775	—*
Murray David MacNaughtan(16)	16,775	—*
All executive officers and directors as a group (11 persons)(17)	1,251,043	11.48%

*                    Less than 1%.

(1)            Represents 1,087,140 shares of Common Stock issued to Ionic Ventures, LLC.

(2)            Represents (i) 259,041 shares of Common Stock issued to Bryan Ezralow 1994 Trust u/t/d 12/22/1994 and EZ MM & B Holdings, LLC., (ii) Bridge Warrants exercisable into 500,000 shares of Common Stock, (iii) Series 1 Warrants, exercisable into 259,041 shares of Common Stock, and (iv) Series 2 Warrants, exercisable into 259,041 shares of Common Stock. The address for the reporting person is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(3)            Represents (i) 181,618 shares of Common Stock issued to James J. Bochnowski, (ii) Bridge Warrants that are exercisable or will become exercisable into 218,750 shares of Common Stock, (iii) Series 1 Warrants exercisable into 180,582 shares of Common Stock, (iv) Series 2 Warrants exercisable into 180,582 shares of Common Stock, and (v) 30,359 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 30,359 stock options is $9.43.

(4)            Represents (i) 56,942 shares of Common Stock issued to Jonathan Glaser and Pacific Capital Management, (ii) Bridge Warrants exercisable into 250,000 shares of Common Stock, (iii) Series 1 Warrants exercisable into 129,233 shares of Common Stock, (iv) Series 2 Warrants exercisable into 129,233 shares of Common Stock, and (v) Letter of Credit Warrants and other warrants exercisable into 45,750 and 9,580 shares of Common Stock, respectively. The address for the reporting person is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025.

(5)            Represents (i) 473,565 shares of Common Stock issuable to Sagard Capital Partners, L.P. (“Sagard”) upon the conversion of 5,524,926 shares of the Company’s Series A Convertible Participating Preferred Stock and (ii) 187,500 shares of Common Stock issuable upon the exercise of the 75% Coverage Warrant held by Sagard, as reported on Schedule 13D/A filed on August 8, 2019.

(6)            Represents (i) 144,729 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019, (ii) 37,500 shares of Common Stock issuable to Ms. Conte under warrants that are exercisable in the 60 days subsequent to October 15, 2019, and (iii) 32 shares of Common Stock issued to Ms. Conte. The weighted average exercise price of the 144,729 stock options is $6.47.

(7)            Represents (i) 48,370 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019 and (ii) 6 shares of Common Stock issued to Dr. King. The weighted average exercise price of the 48,370 stock options is $6.64.

(8)            Represents 12,304 shares of Common Stock issuable to Mrs. Lizak under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 12,304 stock options is $1.65.

(9)            Represents 46,476 shares of Common Stock issuable to Mr. Wolin under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 46,476 stock options is $1.79.

(10)     See footnote 3.

(11)     Represents 16,900 shares of Common Stock issuable to Mr. Johnson under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. Mr. Johnson is one of Sagard’s two director designees in accordance with the terms of the Certificate of Designation of the Preferred Stock and is part of the Sagard executive management team. The weighted average exercise price of the 16,900 stock options is $3.74

(12)     Represents 17,688 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 17,688 stock options is $8.41.

(13)     Represents 143 shares of Common Stock issuable to Mr. Qui under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 143 stock options is $599.43.

(14)     Represents (i) 13,276 shares of Common Stock issued to Mr. Siegel, (ii) 28,393 shares of Common Stock issuable to Mr. Siegel under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019, and

(iii) 59,785 shares of Common Stock issuable to Mr. Siegel under the Bridge Warrants that are exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 28,393 stock options is $2.91.

(15)     Represents 16,775 shares of Common Stock issuable to Mr. Divis under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. The weighted average exercise price of the 16,775 stock options is $2.87.

(16)     Represents 16,775 shares of Common Stock issuable to Mr. MacNaughtan under stock options that are exercisable or will become exercisable in the 60 days subsequent to October 15, 2019. Mr. MacNaughtan is one of Sagard’s two director designees in accordance with the terms of the Certificate of Designation of the Preferred Stock. The weighted average exercise price of the 16,775 stock options is $2.87.

(17)     See notes (6) - (16)

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those shares previously issued to the Selling Stockholders and those shares issuable to the Selling Stockholders upon exercise of the Warrants currently held by the respective Selling Stockholders. For additional information regarding the issuance of those shares of Common Stock and Warrants and the relationship between the Selling Stockholders and us, see ‘‘Prospectus Summary—Description of the Issuance of Shares and Warrants to Purchase Common Stock’’ above. We are registering shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The following table sets forth:

•                  the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders;

•                  the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their ownership of the shares of Common Stock, as of October 15, 2019 assuming (i) the exercise of all Warrants held by the Selling Stockholders on that date and (ii) the conversion of all Series B-1 Preferred Stock held by such Selling Stockholder on that date, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

•                  the number of shares that may be offered by the Selling Stockholders pursuant to this prospectus;

•                  the number of shares to be beneficially owned by the Selling Stockholders and their affiliates following the sale of any shares covered by this prospectus; and

•                  the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholders and their affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholders’ ownership of Common Stock as of October 15, 2019.

This prospectus generally covers the resale of all shares received by the Selling Stockholders in connection with the transactions contemplated by the LOC Cancellation, Warrant Issuance Agreement, Securities Purchase Agreement, and Exercise Agreement, including (i) any shares of Common Stock issued or issuable upon exercise of all Warrants held by the Selling Stockholders and (ii) any shares of Common Stock issued or issuable upon the conversion of all Preferred Stock held by such Selling Stockholder.

The Selling Stockholders may sell all, some or none of its shares in this offering. See ‘‘Plan of Distribution.’’

	Number of shares of Common Stock Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Number of shares of Common Stock Owned After Offering(2)
Name of Selling Stockholder	Offering	Prospectus(1)	Number	Percent
Ionic Ventures, LLC(3)	1,087,140	630,063	457,077	3.97%
Angel Pond Capital LLC(4)	166,667	166,667	—	—
PoC Capital, LLC(5)	484,375	484,375	—	—
Joshua Mailman(6)	406,250	406,250	—	—
Bryan Ezralow 1994 Trust u/t/d 12/22/1994(7)	957,843	375,000	582,843	5.35%
Pacific Capital Management LLC(8)	574,988	250,000	324,988	2.98%
WBW Trust No. One(9)	250,000	250,000	—	—
Johnson Revocable Trust(10)	218,750	218,750	—	—
Bochnowski Family Trust (11)	791,891	218,750	573,141	5.26%
Sagard Capital Partners, L.P.(12)	661,065	187,500	473,565	4.35%
EZ MM&B Holdings, LLC(13)	319,280	125,000	194,280	1.78%
EJM 2012 Trust(14)	93,750	93,750	—	—
Gregory B. Stock(15)	62,500	62,500	—	—
Lisa C. Conte(16)	182,261	37,500	144,761	1.33%
Feiler Trust Dtd 2/2/01(17)	42,777	37,500	5,277	—*
JBS Healthcare Ventures LLC(18)	101,454	34,375	67,079	—*
Jonathan M. Glaser (19)	45,750	45,750	—	—
Donald C. Reinke(20)	952	952	—	—

*                      Less than 1%

(1)              Assumes (i) the exercise of all Warrants for Common Stock by each Selling Stockholder and (ii) the conversion of all shares of Series B-1 Preferred Stock held by such Selling Stockholder into shares of Common Stock.

(2)              Assumes that each Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

(3)              Mr. Brendan O’ Neil and Mr. Keith Coulston have voting and investment power over the shares of Common Stock to be sold in this offering. The address of the entity is 5328 Yacht Haven Grande, Box#15/Suite C201, St. Thomas, VI 00802.

(4)              Mr. Theodore T. Wang has voting and investment power over the shares of Common Stock to be sold in this offering. The address of the Selling Stockholder is 950 Third Avenue, 25th Floor, New York, NY 10022.

(5)              Mr. Daron Evans manages the entity and has voting and investment control over the shares of Common Stock to be sold in this offering. The address of the entity is 2995 Woodside Road, Suite 400-121, Woodside, CA 94062.

(6)              Mr. Joshua Mailman has voting and investment power over the shares. The address of the Selling Stockholder is c/o Citrin Cooperman, 529 5th Avenue, 9th Floor, New York, NY 10017.

(7)              Mr. Bryan Ezralow, as trustee, exercises voting and dispositive control over the shares of Common Stock to be sold in this offering. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(8)              Mr. Jonathan M. Glaser manages the entity and has voting and investment control over the shares of Common Stock to be sold in this offering. The address of the entity is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025.

(9)              WBW Trust Number One is a Washington state trust, for which William T. Weyerhaeuser is the trustee with sole voting and investment power over the shares of Common Stock to be sold in this offering. The address of the entity is P.O. Box 1278, Tacoma, WA 98401.

(10)       Franklin P. Johnson, Jr. is the trustee of the Johnson Revocable Trust, and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 2000 University Avenue, Suite 601, East Palo Alto, CA 94303.

(11)       Mr. James J. Bochnowski is a co-trustee and beneficiary of such trust and shares voting and investment control over the shares of Common Stock to be sold in this offering. The address of the entity is 28 Camino por los Arboles, Atherton, CA 94027.

(12)       Sagard Capital Partners GP. Inc., a Delaware corporation, is the general partner of the entity and has voting and investment control over the shares of Common Stock to be sold in this offering. The address of the entity is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

(13)       Mr. Marshall Ezralow, Mr. Marc Ezralow, and Mr. Bryan Ezralow have voting and investment power over the shares. The address of the entity is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(14)       Ms. Monica Winsor has voting and investment power over the shares. The address of the entity is Citrin Cooperman, 529 5th Avenue, 9th Floor, New York, NY 10017.

(15)       Mr. Gregory B. Stock has voting and investment power over the shares. The address of the Selling Stockholder is 3400 N. Sycamore Drive, Boise, ID 83703.

(16)       Ms. Lisa Conte has voting and investment power over the shares. The address of the Selling Stockholder is 201 Mission Street, Suite 2375, San Francisco, CA 94105.

(17)       Mr. William R. Feiler has voting and investment power over the shares. The address of the entity is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025.

(18)       Mr. Jonathan B. Siegel manages the entity and has voting and investment control over the shares of Common Stock to be sold in this offering. The address of the entity is 60 Sheldrake Road, Scarsdale, NY 10583.

(19)       Mr. Jonathan Glaser has voting and investment control over the shares of Common Stock to be sold in this offering. The address of the Selling Stockholder is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025.

(20)       Mr. Donald C. Reinke has voting and investment power over the shares. The address of the Selling Stockholder is 48 Fairway Place, Half Moon Bay, CA 94109.

PLAN OF DISTRIBUTION

The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•       ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•       block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•       an exchange distribution in accordance with the rules of the applicable exchange;

•       privately negotiated transactions;

•       settlement of short sales;

•       in transactions through broker-dealers that agree with such Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•       through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•       a combination of any such methods of sale; or

•       any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), if available, or pursuant to other available exemptions rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder in accordance with the plan and method of distribution disclosed herein, or (ii) the date that is thirty days after the termination of the agreement pursuant to which the registrable securities are being registered. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation, amended and restated bylaws, and the form of the Warrants, each of which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 210,000,000 shares of Common Stock, $0.0001 par value per share, 50,000,000 shares of convertible non-voting common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

•                 As of October 15, 2019, we had 10,852,125 shares of voting common stock and 40,301,237 shares of non-voting common stock (38,382 shares of voting common stock on an as converted basis) outstanding.

•                  As of September 30, 2019, we had 23 record holders of common stock.

Voting Rights

The holders of our voting common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock then outstanding. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be fully paid and nonassessable.

Quotation on the NASDAQ Capital Market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “JAGX”.

Transfer Agent

The transfer agent of our common stock is AST. Their address is 6201 15th Avenue, Brooklyn, New York, 11219.

Series B-1 Preferred Stock

General

The certificate of designation providing for the rights, preferences and privileges of the Series B-1 Preferred Stock, as filed with the Secretary of State of the State of Delaware (the “Series B-1 Certificate of Designation”) authorizes the Company to issue 63 shares of Series B-1 Preferred Stock. Any reference to the share prices below in the description of the Series B-1 Preferred Stock, including but not limited to the conversion price for the Series B-1 Preferred Stock and the amount of the liquidation preference per share, is subject to adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization, as further described in the Series B-1 Certificate of Designation.

Conversion

Each share of Series B-1 Preferred Stock will be initially convertible at any time at the holder’s option into the number of shares of our common stock determined by dividing the $12,201 stated value per share of the Series B-1 Preferred Stock by an assumed conversion price of $1.22 per share. The conversion price per share will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series B-1 Certificate of Designation will further provide that we shall not effect any conversion of the Series B-1 Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B-1 Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

Fundamental Transaction

In the event we consummate a merger or consolidation with or into an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government or other entity of any kind, pursuant to which our Common Stock is effectively converted or exchanged for other securities, cash or other property, or we, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then immediately prior but subject to the occurrence of such Fundamental Transaction, each outstanding share of Series B-1 Preferred Stock will automatically convert into shares of Common Stock, without any action of or by the holders of the Series B-1 Preferred Stock or us, at the conversion price then in effect, and the holders of Series B-1 Preferred Stock will receive, for each conversion share, such consideration, at the same time and subject to the same terms and conditions, as the other holders of Common Stock pursuant to the terms of such Fundamental Transaction.

Liquidation Preference

In the event of a liquidation, the holders of Series B-1 Preferred Stock will be entitled to participate on an as-converted-to-Common-Stock basis with holders of the Common Stock in any distribution of assets of the Company to the holders of the Common Stock.

Voting Rights

With certain exceptions, as described in the Series B-1 Certificate of Designation, the Series B-1 Preferred Stock will have no voting rights. However, as long as any shares of Series B-1 Preferred Stock remain outstanding, the Series B-1 Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of Series B-1 Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series B-1 Preferred Stock or alter or amend the Series B-1 Certificate of Designation.

Dividends

The Series B-1 Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each share of Series B-1 Preferred Stock on an as-converted basis. Other than as set forth in the previous sentence, the Series B-1 Certificate of Designation will provide that no other dividends shall be paid on shares of Series B-1 Preferred Stock and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Repurchase Restrictions

The Series B-1 Certificate of Designation does not provide for any restriction on the repurchase of Series B-1 Preferred Stock by us while there is any arrearage in the payment of dividends on the Series B-1 Preferred Stock. There will be no sinking fund provisions applicable to the Series B-1 Preferred Stock.

Redemption

We will not be obligated to redeem or repurchase any shares of Series B-1 Preferred Stock. Shares of Series B-1 Preferred Stock will not otherwise be entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

Certain provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Certificate of Incorporation and amended and restated bylaws include provisions that:

•                  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•                  specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•                  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•                  provide that directors may be removed only for cause;

•                  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•                  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•                  specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

•                  require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction

Under the provisions of our Certificate of Incorporation and amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine; provided that, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then any such action may be brought in another state or federal court sitting in the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation or amended and restated bylaws to be inapplicable or unenforceable in such action.  Our amended and restated bylaws provide that if any part of the exclusive forum provision is held to be invalid, illegal or unenforceable, as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such part in any other circumstance and of the remaining parts of the exclusive forum provision and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Additionally, for so long as Sagard Capital Partners, L.P. or its affiliates hold at least 35% of the shares of our Preferred Stock, we would be required to obtain the written consent or vote of holders of a majority of our outstanding shares of Series A Preferred Stock prior to declaring or paying any dividends. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://jaguar.health/, through which you can access our SEC filings.

The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in ‘‘Where You Can Find More Information.’’ The documents we are incorporating by reference are:

•       our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on April 10, 2019;

•       our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 24, 2019, filed April 29, 2019;

•       our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 21, 2019 and for the fiscal quarter ended June 30, 2019 filed on August 14, 2019;

•       Our Current Reports on Form 8-K filed on January 8, 2019, February 26, 2019, March 5, 2019, March 15, 2019, March 19, 2019, March 22, 2019, March 25, 2019 (as subsequently amended on Form 8-K/A on March 26, 2019), April 1, 2019, April 4, 2019, April 8, 2019, April 11, 2019, April 19, 2019, May 2, 2019, May 17, 2019, May 24, 2019 (two filings), May 29, 2019, June 3, 2019, June 6, 2019, June 14, 2019 (as subsequently amended on Form 8-K/A on June 28, 2019 and July 12, 2019), June 25, 2019, July 5, 2019, July 15, 2019, July 23, 2019, July 26, 2019, August 14, 2019, August 19, 2019, September 9, 2019, September 20, 2019, September 24, 2019, October 3, 2019, and October 7, 2019;

•       the description of our Common Stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•       all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

3,624,682 Shares of Common Stock

PROSPECTUS

                     , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$343.45
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$32,000
Miscellaneous	$—
Total	$57,343.45

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our current bylaws provide for indemnification of its officers and directors to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of its directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 15. Recent Sales of Unregistered Securities

In January through July 11, 2019, Jaguar entered into exchange agreements with Chicago Venture Partners, L.P. (“CVP”) pursuant to which the Company issued 1,515,410 shares of Common Stock to CVP in exchange for a reduction of $12.6 million in principal and related accrued interest of the CVP Notes (collectively, the June 2017 CVP Note, the December 2017 CVP Note, the February 2018 Note and the March 2018 Note). As of July 11, 2019, all of the CVP Notes have been eliminated and approximately $6.7 million aggregate principal amount of the Exchange Notes remains outstanding. The shares of Common Stock that were exchanged for portions of the secured promissory notes were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act.

Between March and June 30, 2019, Jaguar entered into securities purchase agreements (“the Bridge Notes”) with selected accredited investors, pursuant to which the Company issued $5.1 million in principal amount of short-term promissory notes to such Investors. As an inducement for entering into the Securities Purchase Agreement, each investor also received warrants exercisable into shares of the Company’s common stock. As of June 30, 2019, the net carrying value of the 2019 Bridge Notes was $3,563,068, or principal of $5,050,000 offset by a discount of $1,486,932. In July 2019, upon maturity, all the 2019 Bridge Notes with a principle balance of $5,050,000 had been fully paid-off.

On June 25, 2019, the Company entered into a securities purchase agreement with a California-based investment group, PoC Capital, LLC, pursuant to which we sold a promissory note as part of the Bridge Notes. The proceeds of $775,000 was received by the Company subsequent to the signing of the agreement. On June 26, 2019, Jaguar and PoC Capital signed an agreement with Integrium, LLC, a clinical research organization, in support of a study to evaluate the effect of Mytesi on the gastrointestinal microbiome in people living with HIV. The study is being funded by the proceeds the Company received from PoC Capital underlying the Bridge Note. In July 2019, the Company paid Integrium $750,000 as a prepayment for their services and expenses starting on July 1, 2019 through April 16, 2020. The contract is comprised of services fees in the amount of $332,033, investigator grants or site expenses for $162,619, pass-through expenses $239,573 and $15,775 of other expenses. The Company will receive monthly progress reports to validate the expenses against the prepayment. We did not record any expenses related to this transaction during the three and six months ended June 30, 2019.

On October 1, 2019, the Company and Napo entered into a License Termination and Settlement Agreement with Dr. Michael Tempesta, pursuant to which the Company issued to Dr. Tempesta an unsecured promissory note in the aggregate principal amount of $550,000 (the “Tempesta Note”) and 40,000 shares of the Company’s common stock in consideration for the settlement of certain disputes.  The Tempesta Note bears interest at the rate of 2.5% per annum and matures on March 1, 2025. In addition, the Tempesta Note provides for the Company to make semi-annual payments equal to $50,000 plus accrued interest beginning on March 1, 2020 until the Tempesta Note is paid in full.

On October 8, 2019, the Company entered into the China Life Science Advisory Agreement with Angel Pond pursuant to which the Company issued to Angel Pond 166,667 shares of common stock.

Except for the exchange of the CVP Notes for shares of Common Stock, the offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)                    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 31, 2017, by and among Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), Napo Acquisition Corporation, Napo Pharmaceuticals, Inc. and Gregory Stock (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Jaguar Health, Inc. filed March 31, 2017, File No. 001-36714).

3.1

Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on August 1, 2017).

3.2

Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2018).

3.3

Certificate of Second Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

3.4

Certificate of Third Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

3.5

Certificate of Designation of Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2018).

3.6

Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2019).

3.7

Certificate of Fifth Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2019).

3.8	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on May 18, 2015).
3.9

Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-036714) filed with the Securities and Exchange Commission on July 23, 2019).

3.10

Certificate of Designation of Preferences, Rights, and Limitations of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-036714) filed with the Securities and Exchange Commission on October 3, 2019).

4.2

Secured Convertible Promissory Note, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on July 3, 2017).

4.3	Specimen Non-Voting Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed August 1, 2017, File No. 001-36714).

4.4

Secured Promissory Note, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on December 14, 2017).

4.5

Secured Promissory Note, dated February 26, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on March 2, 2018).

Exhibit No.	Description
4.6

Secured Promissory Note, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on March 27, 2018).

4.7

Common Stock Warrant, dated August 28, 2018, by and between Jaguar Health, Inc. and the holder named therein (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on September 4, 2018).

4.8

Convertible Promissory Note, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on September 12, 2018).

4.9

Convertible Promissory Note, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 4.2 to the Current Report on Form 8-K filed on September 12, 2018).

4.10

Common Stock Warrant, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 4.3 to the Current Report on Form 8-K filed on September 12, 2018).

4.11

Common Stock Warrant, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 4.4 to the Current Report on Form 8-K filed on September 12, 2018).

4.12	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 (No. 333-227292) filed with the Securities and Exchange Commission on October 1, 2018).

4.13	Form of 75% Coverage Promissory Note (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

4.14	Form of 125% Coverage Promissory Note (incorporated by reference to Exhibit 4.2 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

4.15	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.3 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K/A of Jaguar Health, Inc. filed March 26, 2019).

4.17	Form of LOC Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed April 4, 2019, File No. 001-36714).

4.18	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K of Jaguar Health, Inc. filed July 23, 2019, File No. 001-36714).

4.19	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed June 1, 2018, File No. 001-36714).

4.20

Secured Promissory Note, dated May 28, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed June 3, 2019, File No. 001-36714).

4.21

Secured Promissory Note, dated May 28, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 4.2 to the Form 8-K of Jaguar Health, Inc. filed June 3, 2019, File No. 001-36714).

4.22	Form of Series 1 Warrant (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed July 23, 2019, File No. 001-36714).

Exhibit No.	Description
4.23	Form of Series 2 Warrant (incorporated by reference to Exhibit 4.2 to the Form 8-K/A of Jaguar Health, Inc. filed July 23, 2019, File No. 001-36714).
4.24

Promissory Note, dated October 1, 2019, between Napo Pharmaceuticals, Inc. and Michael Tempesta (incorporated by reference to Exhibit 4.1 to the Form 8-K of Jaguar Health, Inc. filed October 7, 2019, File No. 001-36714).

5.1*	Opinion of Reed Smith LLP.

10.1 ‡

Form of Indemnification Agreement by and between Jaguar Health, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.2 ‡	Jaguar Health, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2016).

10.3 ‡

Form of Notice of Grant of Stock Option and Stock Option Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.4 ‡

Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.5 ‡

Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.6 ‡

Offer Letter by and between Jaguar Health, Inc. and Lisa A. Conte, dated March 1, 2014 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.7 ‡

Offer Letter by and between Jaguar Health, Inc. and Steven R. King, Ph.D., dated February 28, 2014 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.8

Form of Common Stock Warrant that expires February 5, 2019 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.9

Form of Common Stock Warrant issued to Indena S.p.A. that expires June 26, 2019 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (No. 333-198383) filed with the Securities and Exchange Commission on August 27, 2014).

10.10

Non-Disturbance Letter Agreement by and between Napo Pharmaceuticals, Inc. and Nantucket Investments Limited, as Administrative Agent and Collateral Agent, dated October 10, 2014 (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 10, 2014).

10.11

Form of Warrant to Purchase Common Stock issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires October 30, 2019 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on October 31, 2014).

10.12

Form of Exchange Warrant to Purchase Common Stock, issued to GPB Life Science Holdings LLC and 31 Group, LLC, which expires June 3, 2020, as amended (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

Exhibit No.	Description
10.13

Amendment No. 1 to Amended and Restated License Agreement between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc., dated as of January 27, 2015 (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.14

Form of Representative’s Warrant (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.15

Form of Warrant and Note Exercise Amendment pursuant to Convertible Note and Warrant Purchase Agreement dated December 23, 2014 (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.16

Convertible Note and Warrant Purchase Agreement dated March 20, 2015 by and between Jaguar Health, Inc., and Dechra Pharmaceuticals PLC (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.17

Common Stock Warrant issued pursuant to the Convertible Note and Warrant Purchase Agreement dated March 20, 2015, which expires December 31, 2017 (incorporated by reference to Exhibit 10.39 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.18

Form of Warrant Exercise Amendment pursuant to Exchange Warrant to Purchase Common Stock dated December 3, 2014 (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.19

Form of Amended and Restated Exchange Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.41 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on April 17, 2015).

10.20

Sublease Agreement by and between SeeChange Health Management LLC and Jaguar Health, Inc., dated June 19, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.21

Consent to Sublease by and among CA-Mission Street Limited Partnership, SeeChange Health Management LLC and Jaguar Health, Inc., dated June 19, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (No. 001-36714) filed with the Securities and Exchange Commission on June 23, 2015).

10.22 †

Manufacture and Supply Agreement between Jaguar Health, Inc. and Glenmark Pharmaceuticals Ltd., dated September 22, 2015 (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed with the Securities and Exchange Commission on November 13, 2015).

10.23

Formulation Development and Manufacturing Agreement between Jaguar Health, Inc. and Patheon Pharmaceuticals Inc., dated October 8, 2015 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (No. 333-208905) filed with the Securities and Exchange Commission on January 7, 2016).

10.24 ‡

Offer Letter by and between Jaguar Health, Inc., and Karen Wright, dated as of October 11, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2015).

10.25

Form of Convertible Promissory Note issued pursuant to the Convertible Note and Warrant Purchase Agreement dated as of December 23, 2014 (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1/A (No. 333-198383) filed with the Securities and Exchange Commission on March 20, 2015).

10.26

Common Stock Purchase Agreement, dated June 8, 2016, by and between Jaguar Health, Inc. and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 9, 2016).

10.27	Letter of Intent, between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 6, 2016).

10.28

Common Stock Warrant issued pursuant to the Letter Agreement, dated November 8, 2016, between Jaguar Health, Inc. and Serious Change II LP, which expires July 28, 2022 (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on November 14, 2016).

Exhibit No.	Description
10.29

Form of Securities Purchase Agreement, by and among Jaguar Health, Inc. and the investors in the 2016 Private Placement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 29, 2016).

10.30

Form of Registration Rights Agreement, by and among Jaguar Health, Inc. and the investors in the 2016 Private Placement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on November 29, 2016).

10.31

Supply and Distribution Agreement, dated as of September 6, 2016, by and between Jaguar Health, Inc. and Integrated Animal Nutrition and Health Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q/A (No. 001-36714) filed on December 5, 2016).

10.32 †

Distribution Agreement, dated December 9, 2016, by and between Jaguar Health, Inc. and Henry Schein, Inc (incorporated herein by reference to Exhibit 10.41 to the Annual Report on Form 10-K filed on February 15, 2017).

10.33 †

License, Development, Co-Promotion and Commercialization Agreement, dated January 27, 2017, by and between Jaguar Health, Inc. and Elanco US, Inc (incorporated herein by reference to Exhibit 10.42 to the Annual Report on Form 10-K filed on February 15, 2017).

10.34

Common Stock Warrant issued pursuant to the Letter Agreement, dated January 30, 2017, between Jaguar Health, Inc. and Serious Change II LP, which expires January 31, 2019 (incorporated herein by reference to Exhibit 10.43 to the Annual Report on Form 10-K filed on February 15, 2017).

10.35

Binding Agreement of Terms for Jaguar Health, Inc. Acquisition of Napo Pharmaceuticals, dated February 8, 2017, between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 9, 2017).

10.36

Employee Leasing and Overhead Allocation Agreement, dated July 1, 2016, by and between Napo Pharmaceuticals, Inc. and Jaguar Health, Inc. (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on May 15, 2017).

10.37

Amendment No. 1 to Employee Leasing and Overhead Allocation Agreement, dated March 2, 2017, by and between Jaguar Health, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on May 15, 2017).

10.38

Commitment Letter, dated February 21, 2017, signed by Invesco Asset Management Limited (incorporated herein by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on May 15, 2017).

10.39

Note Purchase Agreement, dated March 1, 2017, by and among Napo Pharmaceuticals, Inc. and the purchasers named therein (incorporated herein by reference to Exhibit 10.45 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.40

Investor Rights Agreement, dated March 31, 2017, by and between Jaguar Health, Inc. and Nantucket Investments Limited (incorporated by reference herein to Exhibit 10.1 to the Current Report on Form 8-K filed on March 31, 2017).

10.41

Form of Original Issue Discount Exchange Promissory Note issued pursuant to the Note Purchase Agreement dated as of March 1, 2017, by and among Napo Pharmaceuticals, Inc. and the Purchasers as defined therein (incorporated herein by reference to Exhibit 10.46 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.42

Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Napo Pharmaceuticals, Inc., Kingdon Associates, M. Kingdon Offshore Master Fund L.P., and Kingdon Family Partnership, L.P. (incorporated herein by reference to Exhibit 10.47 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.43

Form of Kingdon Convertible Promissory Note issued pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Napo Pharmaceuticals, Inc., Kingdon Associates, M. Kingdon Offshore Master Fund L.P., and Kingdon Family Partnership, L.P. (incorporated herein by reference to Exhibit 10.48 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

Exhibit No.	Description
10.44

Limited Subordination Agreement, dated December 30, 2016, by and among Napo Pharmaceuticals, Inc., Kingdon Capital Management, L.L.C., Nantucket Investments Limited, the lenders under the Nantucket Financing Agreement party thereto, Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (incorporated herein by reference to Exhibit 10.49 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.45

Security Agreement, dated December 30, 2016, by and among Napo Pharmaceuticals, Inc., Kingdon Capital Management, L.L.C., and the purchasers named therein (incorporated herein by reference to Exhibit 10.50 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.46

Settlement and Discounted Payoff Agreement, dated March 31, 2017, by and among the lenders named therein, Nantucket Investments Limited, and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.52 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.47

Debt and Warrant Settlement Agreement, dated March 31, 2017, by and among Dorsar Investment Company, Alco Investment Company, Two Daughters LLC, and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.53 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.48

Debt Settlement Agreement, dated March 31, 2017, by and between Boies Schiller Flexner LLP and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.54 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.49

Debt Settlement Agreement, dated March 31, 2017, by and between Dan Becka and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.55 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.50 ‡

Form of Escrow Agreement, by and among Jaguar Animal Health, Inc., Nantucket Investments Limited and Citibank, National Association (incorporated herein by reference to Exhibit 10.57 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.51 ‡

Form of Restricted Stock Unit Indemnification and Forfeiture Agreement, by and among Jaguar Animal Health, Inc., Napo Pharmaceuticals, Inc. and the holders of Napo RSUs (incorporated herein by reference to Exhibit 10.58 to the Registration Statement on Form S-4 filed April 18, 2017 (No. 333-217364)).

10.52 †

Collaboration Agreement, dated July 2, 2005, by and between Glenmark Pharmaceuticals Ltd. and Napo Pharmaceuticals, Inc., as amended (incorporated herein by reference to Exhibit 10.59 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.53

Settlement Agreement, dated December 29, 2013, by and between Glenmark Pharmaceuticals Ltd. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.60 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.54 †

Alliance Agreement, dated May 23, 2005, by and among AsiaPharm Investment Limited and its Affiliates, including Shandong Luye Pharmaceuticals Co. Ltd., and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.61 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.55 †

Finder’s Agreement, dated April 9, 2010, by and among Luye Pharma Group Limited and its Affiliates, including Shandong Luye Pharmaceuticals Co. Ltd., and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.62 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.56 †

Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.63 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.57

First Amendment to Settlement, Termination, Asset Transfer and Transition Agreement, dated as of May 10, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.64 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.58

Investment Rights Agreement, dated April 20, 2006, as amended January 25, 2011, by and among IL&FS Trust Company Limited, as trustee of the IL&FS Private Equity Trust, investing through its venture capital scheme Leverage India Fund, acting through its investment manager IL&FS Investment Managers Limited, and Napo Pharmaceuticals, Inc., and Napo India Private Limited and the Management Team, as defined therein (incorporated herein by reference to Exhibit 10.69 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

Exhibit No.	Description
10.59

Investment Rights Agreement, dated October 1, 2007, by and among IL&FS Trust Company Limited, as trustee of the IL&FS Private Equity Trust, investing through its venture capital scheme Leverage India Fund, acting through its investment manager IL&FS Investment Managers Limited, and Sindu Private Limited, and Napo Pharmaceuticals, Inc., and Indus Pharmaceuticals Inc. (incorporated herein by reference to Exhibit 10.70 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.60

Investment Rights Agreement, dated December 21, 2009, by and among IL&FS Trust Company Limited, as trustee of the IL&FS Private Equity Trust, investing through its venture capital scheme Leverage India Fund, acting through its investment manager IL&FS Investment Managers Limited, and Napo Pharmaceuticals, Inc., and Napo Pharmaceuticals India Private Limited (incorporated herein by reference to Exhibit 10.71 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.61 †

Marketing and Distribution Agreement, dated as of April 14, 2016, by and among Napo Pharmaceuticals, Inc. and BexR Logistics, LLC, as amended (incorporated herein by reference to Exhibit 10.72 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.62 †

Strategic Marketing Alliance Agreement, dated as of April 14, 2016, by and between Napo Pharmaceuticals, Inc. and SmartPharma, LLC (incorporated herein by reference to Exhibit 10.73 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.63

Quality Agreement, dated May 21, 2013, between Salix Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc., as assigned by Salix Pharmaceuticals Inc. to Napo Pharmaceuticals, Inc. pursuant to the Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.74 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.64 †

Master Manufacturing Services Agreement, dated May 21, 2013, between Salix Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc., as assigned by Salix Pharmaceuticals Inc. to Napo Pharmaceuticals, Inc. pursuant to the Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.75 to the Registration Statement on Form S-4/A filed June 28, 2017 (No. 333-217364)).

10.65 †

Crofelemer Product Agreement, dated May 21, 2013, between Salix Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc., as assigned by Salix Pharmaceuticals Inc. to Napo pursuant to the Settlement, Termination, Asset Transfer and Transition Agreement, dated March 4, 2016, by and between Napo Pharmaceuticals, Inc. and Salix Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.76 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.66 †

License Agreement, dated February 28, 2007, by and between Insmed Incorporated and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.77 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.67

Master Service Agreement, dated February 13, 2017, by and between Alamo Pharma Services, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.80 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.68 †

Project Agreement, dated February 13, 2017, by and between Alamo Pharma Services, Inc., Mission Pharmacal Company, and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.81 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

10.69 †

Project Agreement, dated February 27, 2017, by and between Alamo Pharma Services, Inc. and Napo Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.82 to the Registration Statement on Form S-4/A filed May 26, 2017 (No. 333-217364)).

Exhibit No.	Description
10.70

Amendment, Waiver & Consent, dated June 27, 2017, by and among Jaguar Health, Inc., Nantucket Investments Limited, and Napo Pharmaceuticals, Inc. (incorporated by reference to Ex. 10.83 of the Company’s Registration Statement on Form S-4 (Registration No. 333-217364) filed on July 5, 2017).

10.71

Securities Purchase Agreement, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on July 3, 2017).

10.72

Subordination Agreement and Right to Purchase Debt, dated June 29, 2017, by and between Chicago Venture Partners, L.P., Jaguar Health, Inc. and Hercules Capital, Inc. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on July 3, 2017).

10.73

Security Agreement, dated June 29, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.3 to the Current Report on Form 8-K filed on July 3, 2017).

10.74	Form of Warrant Exercise Agreement (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on July 31, 2017).

10.75

Share Purchase Agreement, dated July 31, 2017, by and between Jaguar Health, Inc. and Invesco Asset Management Limited (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on November 20, 2017).

10.76

Letter Agreement, dated September 1, 2017, by and among Napo Pharmaceuticals, Inc., MEF I, L.P. and Riverside Merchant Partners (incorporated by reference to Exhibit 10.33 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.77

Letter Agreement, dated August 31, 2017, by and among Napo Pharmaceuticals, Inc., M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P. and Kingdon Credit Master Fund L.P. (incorporated by reference to Exhibit 10.34 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.78

Letter Agreement, dated August 28, 2017, by and among Napo Pharmaceuticals, Inc., Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (incorporated by reference to Exhibit 10.35 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.79

Letter Agreement, dated September 1, 2017, by and between Napo Pharmaceuticals, Inc. and Boies Schiller Flexner LLP (incorporated by reference to Exhibit 10.36 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.80

Letter Agreement, dated August 30, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.37 to the Form 8-K/A of Jaguar Health, Inc. filed September 14, 2017, File No. 001-36714).

10.81

Termination, Asset Transfer and Transition Agreement, dated September 22, 2017, by and between Napo Pharmaceuticals, Inc. and Glenmark Pharmaceuticals, Ltd. (incorporated herein by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q (No. 001-36714) filed on November 20, 2017).

10.82

Share Purchase Agreement, dated November 24, 2017, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed November 24, 2017, File No. 001-36714).

10.83

Common Stock Purchase Agreement, dated November 24, 2017, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed November 24, 2017, File No. 001-36714).

10.84

Collaboration Agreement, dated December 13, 2017, by and between Jaguar Health, Inc. and Seed Mena Businessmen Services, LLC. (incorporated by reference to Ex. 10.89 to the Annual Report on Form 10-K filed on April 9, 2018)

10.85

Securities Purchase Agreement, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on December 14, 2017).

Exhibit No.	Description
10.86

Security Agreement, dated December 8, 2017, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on December 14, 2017).

10.87	Form of First Amended Original Issue Discount Exchangeable Promissory Note. (incorporated by reference to Ex. 4.1 to the Current Report on Form 8-K filed on January 2, 2018).

10.88

First Amendment to the Note Purchase Agreement and Notes, dated December 29, 2017, by and among Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on January 2, 2018).

10.89

Second Amendment to the Note Purchase Agreement and Notes and Payoff Agreement, dated February 16, 2018, by and among Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2018).

10.90

Consent and Payoff Agreement, dated February 27, 2018, by and between Napo Pharmaceuticals, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 28, 2018).

10.91

Securities Purchase Agreement, dated February 26, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on March 2, 2018).

10.92

Security Agreement, dated February 26, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on March 2, 2018).

10.93

Series A Preferred Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on March 27, 2018).

10.94

Registration Rights Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P. (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on March 27, 2018).

10.95

Form of Common Stock Purchase Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and the purchasers named therein (incorporated by reference to Ex. 10.3 to the Current Report on Form 8-K filed on March 27, 2018).

10.96

Management Services Agreement, dated March 23, 2018, by and between Jaguar Health, Inc. and Sagard Capital Partners Management Corp. (incorporated by reference to Ex. 10.4 to the Current Report on Form 8-K filed on March 27, 2018).

10.97

Securities Purchase Agreement, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.5 to the Current Report on Form 8-K filed on March 27, 2018).

10.98

Security Agreement, dated March 21, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.6 to the Current Report on Form 8-K filed on March 27, 2018).

10.99 ‡	Offer Letter by and between Jaguar Health, Inc. and Robert J. Griffing, dated May 25, 2018 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on June 11, 2018).

10.100

Co-Promotion Agreement, dated June 28, 2018, by and between Napo Pharmaceuticals, Inc. and RedHill Biopharma, Inc. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on August 13, 2018).

10.101

Amended and Restated Security Agreement, dated July 31, 2017, by and among Napo Pharmaceuticals, Inc., Kingdon Capital Management, L.L.C., and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on August 29, 2018).

10.102

Office Lease Agreement, dated August 30, 2018, between Jaguar Health, Inc. and CA-Mission Street Limited Partnership (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on September 4, 2018).

Exhibit No.	Description
10.103

Landlord Letter of Credit & Warrant Issuance Agreement, dated August 28, 2018, by and between Jaguar Health, Inc. and the letter of credit facilitator named therein (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on September 4, 2018).

10.104

Note Purchase Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on September 12, 2018).

10.105

Note Purchase Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 10.2 to the Current Report on Form 8-K filed on September 12, 2018).

10.106

Registration Rights Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and L2 Capital, LLC (incorporated by reference to Ex. 10.3 to the Current Report on Form 8-K filed on September 12, 2018).

10.107

Registration Rights Agreement, dated September 11, 2018, by and between Jaguar Health, Inc. and Charles Conte (incorporated by reference to Ex. 10.4 to the Current Report on Form 8-K filed on September 12, 2018).

10.108

Standstill Agreement, dated October 1, 2018, by and between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on October 5, 2018).

10.109

Suspension, Settlement and Termination Agreement, dated December 4, 2018, by and among Napo Pharmaceuticals, Inc., Jaguar Health, Inc. and SmartPharma, LLC (incorporated by reference to Ex. 10.1 to the Current Report on Form 8-K filed on December 10, 2018).

10.110

Common Stock Purchase Agreement, dated January 7, 2019, by and between Jaguar Health, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed January 8, 2019).

10.111	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

10.112	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K of Jaguar Health, Inc. filed March 22, 2019).

10.113

Securities Purchase Agreement, dated March 24, 2019, by and between Jaguar Health, Inc. and the Investor (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed March 25, 2019).

10.114

Common Stock Purchase Agreement, dated April 1, 2019, by and between Jaguar Health, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed April 1, 2019).

10.115

Letter of Credit Cancellation & Warrant Issuance Agreement, dated March 29, 2019, by and between Jaguar Health, Inc. and the letter of credit beneficiary named therein (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed April 4, 2019).

10.116

Guaranty and Suretyship Agreement, dated May 28, 2019, made by Jaguar Health, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed June 3, 2019, File No. 001.36714).

10.117

Exchange Agreement, dated May 28, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Form 8-K of Jaguar Health, Inc. filed June 3, 2019, File No. 001-36714).

10.118

Security Agreement, dated May 28, 2019, between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Form 8-K of Jaguar Health, Inc. filed June 3, 2019, File No. 001-36714).

10.119

Security Agreement, dated May 28, 2019, between Napo Pharmaceuticals, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.4 to the Form 8-K of Jaguar Health, Inc. filed June 3, 2019, File No. 001-36714).

10.120**	Amendment No. 1 to Registration Rights Agreement, dated May 30, 2019, by and between Jaguar Health, Inc. and Sagard Capital Partners, L.P.

Exhibit No.	Description
10.121	Form of Amendment Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed July 5, 2019, File No. 001-36714).

10.122

Form of Exchange Agreement, between Jaguar Health, Inc. and Chicago Venture Partners, L.P. (incorporated by reference to Exhibit 10.6 to the Form 10-Q of Jaguar Health, Inc. filed on August 14, 2019, File No. 001-36714).

10.123

Form of Warrant Agency Agreement between Jaguar Health, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.117 to the Form S-1/A of Jaguar Health, Inc. filed on July 15, 2019, File No. 333-231399).

10.124	Form of Leak-out Agreement (incorporated by reference to Exhibit 10.118 to the Form S-1/A of Jaguar Health, Inc. filed on July 18, 2019, File No. 333-231399).

10.125	Promotion Letter, dated September 6, 2019 (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed September 9, 2019, File No. 001-36714).

10.126

First Amendment to Landlord Letter of Credit & Warrant Issuance Agreement, dated September 16, 2019, by and between Jaguar Health, Inc. and Pacific Capital Management, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed September 20, 2019, File No. 001-36714).

10.127

Warrant Exercise Agreement, dated October 2, 2019, between Jaguar Health, Inc. and the purchaser named therein (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed October 3, 2019, File No. 001-36714).

10.128

License Termination and Settlement Termination Agreement, dated October 1, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Michael Tempesta (incorporated by reference to Exhibit 10.1 to the Form 8-K of Jaguar Health, Inc. filed October 7, 2019, File No. 001-36714).

10.129*#	China Life Science Advisory Agreement, dated October 8, 2019, by and between Jaguar Health, Inc. and Angel Pond Capital LLC.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*                    Filed herewith.

**             Previously filed.

†                    Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

‡                    Management contract or compensatory plan or arrangement.

#                    Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K promulgated under the Securities Act because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 22nd day of October, 2019.

JAGUAR HEALTH, INC.

By:	/s/ LISA A. CONTE
Lisa A. Conte
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LISA A. CONTE	Chief Executive Officer, President and Director	October 22, 2019
Lisa A. Conte	(Principal Executive Officer)

/s/ CAROL LIZAK	Principal Financial and Accounting Officer	October 22, 2019
Carol Lizak

*	Chairman of the Board	October 22, 2019
James J. Bochnowski

*	Director	October 22, 2019
Jiahao Qiu

*	Director	October 22, 2019
John Micek III

*	Director	October 22, 2019
Jonathan B. Siegel

*	Director	October 22, 2019
Jeffery C. Johnson

*	Director	October 22, 2019
Greg J. Divis

*	Director	October 22, 2019
Murray David MacNaughtan

*By:	/s/ LISA A. CONTE
Name: Lisa A. Conte
Title: Attorney-in-fact